UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2005

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal	IRS Employer
File Number	Executive Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry Into a Material Definitive Agreement.
Executive Supplemental Retirement Plan
On September 20, 2005, the Organization and Compensation Committee of the Board of Directors of the Company amended the DTE Energy Company Executive Supplemental Retirement Plan (the “Plan”) to provide for multiple classes of Plan participants. As amended, benefits under the Plan will be tiered according to the participant’s benefit class. The Organization and Compensation Committee will determine from time to time the benefit class of each participant. Under the Plan, as amended, the compensation credit may range from five to ten percent of the participant’s eligible compensation, depending on the participant’s benefit class. The Plan currently provides for only one class of participants and the compensation credit is fixed at nine percent. This amendment to the Plan will be effective January 1, 2006 and will be applied prospectively.
2006 Incentive Plans-Target Levels
On September 20, 2005, the Organization and Compensation Committee of the Board of Directors of the Company approved 2006 target level awards for executive officers under the Company’s Annual Incentive Plan and Stock Incentive Plan.
     Annual Incentive Plan
Executives may receive cash awards under the Company’s Annual Incentive Plan. For 2006, based on market comparisons, each executive officer position, as defined in the plan, is assigned a target award expressed as a percentage of base salary. These targets for 2006 range from 30% to 100% for officers, including the Chief Executive Officer.
     Stock Incentive Plan
The Stock Incentive Plan, which was approved by our shareholders, rewards long-term growth and profitability by providing a vehicle through which officers, other key employees and outside directors may receive stock-based compensation. Stock-based compensation directly links individual performance with shareholder interests. Performance-based vesting and similar requirements for earning certain awards further emphasize achievement of corporate goals. The size of awards that may be made during 2006 ranges from 40% to 275% of base salary for executive officers, as defined in the plan, including the Chief Executive Officer and will be determined by reference to executive level, responsibility, retention issues, market competitiveness and contributions to the overall success of the Company.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in the Company’s 2004 Form 10-K (which section is incorporated by reference herein), and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause the Company’s actual results to differ materially. The Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 26, 2005

DTE ENERGY COMPANY (Registrant)
/s/ Larry E. Steward
Larry E. Steward
Vice President